RSU Exchange Employee Forums August 28, September 8 & 11 Brad Buss: CFO Neil Weiss: Treasurer Tory Tidwell: Legal Counsel Exhibit (A)(1)(X)

Cypress Confidential
DISCLAIMER
This presentation is not and should not be considered
legal, financial, tax or accounting advice, nor is it advice regarding the suitability, profitability or appropriateness
of any security, investment, investment strategy or other
matter.
YOU ALONE ARE RESPONSIBLE FOR DETERMINING THE
SUITABILITY OF ANY INVESTMENT STRATEGY OR DECISION
IN LIGHT OF YOUR PARTICULAR CIRCUMSTANCES. CYPRESS
ASSUMES NO RESPONSIBILITY OR LIABILITY WHATSOEVER
FOR THE ACCURACY OF THE INFORMATION IN THIS
PRESENTATION OR THE RESULTS OF YOUR INVESTMENT
DECISIONS.  CYPRESS STRONGLY RECOMMENDS THAT YOU
CONSULT WITH A LEGAL OR TAX ADVISOR AS YOU DEEM
NECESSARY, REGARDING THE MATTERS SET FORTH IN THIS
PRESENTATION.

Cypress Confidential
RSU EXCHANGE BASICS
WHAT HAPPENS IF I PARTICIPATE IN THE
RESTRICTED STOCK UNIT (RSU) TENDER OFFER?
The RSUs you elect to “tender” will be cancelled and
you will receive a new restricted stock grant in
exchange.
WHO IS ELIGIBLE?
All US employees.
WHICH GRANTS ARE ELIGIBLE?
Only unvested RSU grants containing at least 100 units
as of September 25, 2008 are eligible.  You must select
at least 100 units of any eligible grant to participate.

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RSU EXCHANGE BASICS
WHAT WILL THE VESTING SCHEDULE BE FOR THE
RESTRICTED STOCK GRANT I RECEIVE IN
EXCHANGE FOR MY RSUs?
The vesting schedule will mirror the remaining vesting
schedule of the RSU grant to be cancelled.
WILL MY RESTRICTED STOCK BE ADJUSTED FOR
THE IMPACT OF THE SUNPOWER SPIN-OFF?
Yes, after the conversion ratio is known, all outstanding
options, RSUs and Restricted Stock will be adjusted.

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RSU EXCHANGE BASICS
CAN I CHANGE MY MIND ONCE I SUBMIT THE ELECTION
FORM?
Yes, but you must submit a withdrawal form before the offer ends at
5 p.m. on September 25, 2008.
WHAT IS AN 83b ELECTION?
It is an IRS election you may make in order to be taxed currently and to have FUTURE stock price appreciation taxed at capital gains rates if you hold your Restricted Stock > one year.
WHEN MUST I MAKE THE 83b ELECTION?
YOU must make the election by filing the election form with the IRS within 30 days of the new restricted stock grant date. There are no exceptions to this rule. CY WILL NOT FILE THIS FORM FOR
YOU.

Cypress Confidential
RSU EXCHANGE BASICS
CAN I CHANGE MY MIND ONCE I SUBMIT THE 83b
ELECTION FORM TO THE IRS?
Generally NO. The IRS only allows for very limited
ability to change your mind once you have filed the 83b
election form.

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RSU EXCHANGE BASICS
HOW DO I KNOW HOW MUCH TAX I WILL NEED TO
PAY IF I DECIDE TO MAKE THE 83b ELECTION?
If you make an 83b election, you will be immediately taxed on the entire value of the RSUs you decide to participate with.
The value of the RSUs will be based on CY’s closing stock
price on the date of the Restricted Stock Grant.
Example: taxable value = 150 units x $30 = $4500
You will need to immediately pay Federal withholding tax of
25%* of the $4500, plus 1.45% in Medicare tax, 6.2% in Soc.
Security tax (if you have not exceeded the tax base of $102K for 2008) and any State and Local tax (CA IT 9.3%).
$4500 x 26.45%* = $1190.25
$4500 x 6.2% =    $  279.00 $1887.75 or 41.95%
$4500 x 9.3% (CA)=   $418.50
*Note: Your actual marginal tax rate may be higher or lower. Please consult your tax advisor for your personal tax rates and tax situation

Cypress Confidential
RSU EXCHANGE BASICS
WHAT MUST I BE CONCERNED ABOUT IN DECIDING
TO MAKE AN 83b ELECTION?
Factors to consider:
• Your expectation about future appreciation potential of
Cypress stock
• Your appetite for risk
• Your marginal tax rate compared to the capital gains
rate
• Your cash position since YOU MUST pay withholding
tax up front
• The remaining vesting period of each elected grant
• Your expected term of employment with Cypress
• If you separate from CY prior to your vesting date, you cannot recover the taxes you have pre-paid under the 83b election.

Cypress Confidential
RSU EXCHANGE BASICS
WHAT ARE THE FEDERAL TAX RATES I NEED TO
CONSIDER?
Although CY will withhold Federal Income Tax at a prescribed rate of 25%, your marginal tax rate may be different.  Marginal rates are determined at the time you file your tax return and vary by each individual’s personal circumstances. They can range
from 10% to 35%.
Federal maximum long term capital gains rate is currently 15%.
CA currently taxes capital gains the same as ordinary income:
9.3% maximum rate but could be lower depending on your
personal tax situation.
*Note: Please consult your tax advisor for your personal tax rates.

Cypress Confidential
RSU EXCHANGE BASICS
HOW DO I KNOW HOW MUCH TAX I WILL NEED TO
PAY IF I DECIDE TO MAKE THE 83b ELECTION?
(continued)
The Stock Administrator will notify you of the exact
amount you will need to pay to the IRS & Local gov’t
through CY since you will not be able to sell any of
these shares until after they vest.
If you do not make an 83b election there is no tax to
pay until the restricted stock vests.  At that time, you
will need to pay tax to the IRS & Local tax authorities
through CY.

Cypress Confidential
RSU EXCHANGE BASICS
ARE THERE ANY TAX ADVANTAGES TO ACCEPTING
THE OFFER BUT NOT MAKING THE 83b
ELECTION?
In general there are no tax advantages to accepting
the offer if you do not make the 83b election.
However, we recommend that you consult with your
tax advisor regarding your individual circumstances.

Cypress Confidential
RSU EXCHANGE BASICS
WHAT FORMS MUST I SUBMIT IN ORDER TO
ACCEPT THE OFFER?
Once you have read the offer and understand the
implications of accepting it, you must complete the
election form and submit it by PDF or Fax by 5PM
Pacific on September 25, 2008.
Once your election is validated by our Stock
Administration Group, you will be contacted to sign
and submit the balance of the forms including:
• Notice of Grant
• Restricted Stock Agreement
• Escrow Agreement
• Certificate Assignment Form
• ACH Tax Payment Election Form
• Copy of 83b Election Form

Cypress Confidential
RSU EXCHANGE BASICS
WHEN MUST I HAVE MY PARTICIPATING ELECTION
SUBMITTED BY?
We must receive your Participating Election Form by
5 PM Pacific on September 25, 2008.  We must receive
it by FAX or PDF.
PDF To:  rsu.exchange@cypress.com
FAX: 408-943-2706

Cypress Confidential
RSU EXCHANGE BASICS
WHERE CAN I GET A COPY OF ALL THE
DOCUMENTS?
There is a link on the CY Intranet Home Page in the
section titled “Your Money & HR Services” which will
give you direct access to the entire document or the
individual forms.
WHOM DO I CALL OR EMAIL IF I HAVE QUESTIONS?
rsu.exchange@cypress.com
Neil Weiss: 408-943-2630
Tory Tidwell: 408-943-2979

15 Cypress Confidential RSU EXCHANGE BASICS

16 Cypress Confidential RSU EXCHANGE BASICS QUESTIONS?